Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS
To The O’Gara Group, Inc.
We consent to the use in this Amendment No. 2 to Registration Statement No. 333-153161 of our report dated August 8, 2008 related to the consolidated financial statements of Finanziaria Industriale S.p.A. and its subsidiaries as of and for the year ended December 31, 2007, appearing in the prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.
/s/ Deloitte & Touche S.p.A.
DELOITTE & TOUCHE S.p.A.
Padua, Italy
October 14, 2008